Exhibit 99.1

Summit Hotel Properties, Inc. Reports Third Quarter Results

SIOUX FALLS, S.D.--(BUSINESS WIRE)--November 10, 2011--Summit Hotel Properties, Inc. (NYSE: INN) today announced results of operations for its third quarter ended September 30, 2011. The company is a publicly traded real estate investment trust (REIT) specializing in acquiring and owning premium-branded upscale and upper-midscale hotels and currently owns 70 properties in 19 states.

Third Quarter and Recent Highlights

  FFO: Achieved $0.23 per share of FFO, in-line with estimates.
  RevPAR: Improved revenue per available room (RevPAR) by 6.0 percent for the same store portfolio, compared to the same 2010 period. The same store portfolio excludes the five hotels that were acquired since the company’s February 2011 IPO and the 11 former Choice Hotel-branded properties that recently were rebranded.
  Acquisitions: Acquired the 90-room Courtyard by Marriott, El Paso, Texas for $142,000 per key with a post-renovation NTM capitalization rate in the range of 8 to 9 percent. This is the fifth acquisition since the company’s February 2011 IPO.
  Dividends: Declared a third quarter dividend of $0.1125 per common share.
  Equity: Issued 2 million shares of 9.25% Series A Cumulative Redeemable Preferred Stock, following the close of third quarter, at $25 per share, with net proceeds of $48.0 million.
  Strategically restructured permanent debt: Refinanced $12.6 million of debt that matured during the third quarter of 2011, modified $32.9 million of debt which reduced the interest rate, and obtained a commitment to refinance $67.5 million of existing debt maturing in 2012 and 2013, subject to customary due diligence and documentation.

“Our third quarter results demonstrate our ability to adapt quickly to unforeseen events,” said Dan Hansen, Summit’s president and chief executive officer. “We are confident that we have resolved the challenges of the transition in the management of 65 of our properties and the unexpected re-branding of 11 hotels. With nearly $50 million from our recent preferred stock offering, we have the capital and flexibility to continue executing our strategy of making accretive acquisitions at attractive prices.”

Financial Results

For the 2011 third quarter, the company’s full portfolio of 70 hotels had $42.3 million in revenues, a 12.5 percent increase compared to $37.6 million for the company’s privately held predecessor during the same 2010 period. RevPAR for the third quarter rose 3.8 percent, led by a 2.2 percent increase in average daily rate (ADR) to $90.94 and a 1.5 percent increase in occupancy to 70.1 percent. Income from hotel operations was $13.5 million, an increase of 8.9 percent compared to $12.4 million for the same 2010 quarter. Hotel operating margins were 31.9 percent for the 2011 third quarter, a contraction of 120 basis points when compared to 33.1 percent for the same period 2010. Hotel operating margins for the quarter, on an adjusted basis, expanded by 110 basis points when adjustments for additional hotel management or franchisor costs (including hotel and revenue management fees, as well as compensation and other expenses, accounting and information technology expenses and royalty fees imposed by certain franchisors as a requirement of consent to the IPO) of $0.9 million were applied to income from hotel operations in third quarter 2010.

During the quarter the company incurred $0.2 million of one-time expenses related to rebranding its former Choice hotels, which included but were not limited to guest room supplies, logoed items and linens. Earnings before interest, taxes, depreciation and amortization (EBITDA) was $11.9 million. Funds from operations (FFO) was $8.4 million, or $0.23 per fully diluted common share. Adjusted funds from operations (AFFO) for the period was $8.6 million, or $0.23 per fully diluted common share. Reconciliation of these non-GAAP financial measures appears at the end of this release.

Operating Performance

The company segregates its hotel operating results for its 70 currently owned hotels into the following components:

  Same-store Hotels – Fifty-four hotels with an aggregate of 5,537 rooms operated for longer than one year under its current franchise. These hotels exclude the 11 rebranded hotels and the five hotels acquired during the 2011 second and third quarters.
  Rebranded Hotels – On March 23, 2011, Choice Hotels terminated franchise agreements for the company’s 11 Choice-branded-hotels. The company currently is in arbitration with Choice to settle outstanding claims regarding steps taken by Choice. The completion of the rebranding process will result in an increase of one property. The two-building, 111-room property located in Twin Falls, Idaho was converted to an AmericInn & Suites on April 15, 2011. The property’s two buildings will become separately branded hotels, a 58-room Fairfield Inn & Suites by Marriott and a 52-room AmericInn & Suites, after a renovation/conversion scheduled for completion in the second quarter of 2012.
  Recently Acquired Hotels – the five hotels acquired during the second and third quarters of 2011.

Same-store Hotels

Total revenue of $42.3 million in the third quarter was largely a result of the $34.0 million of revenue generated by the company’s same-store hotels. For the 2011 third quarter, same-store hotel revenue rose $1.9 million over third quarter 2010. RevPAR of $65.72 was up 6.0 percent over the same 2010 period. Third quarter 2011 RevPAR consisted of 71.7 percent occupancy, up 4.4 percent, and ADR of $91.62, up 1.5 percent over third quarter 2010. Same-store income from hotel operations was $11.2 million, up 4.7 percent over third quarter 2010. Hotel operating margins were 32.9 percent, contracting 30 basis points, compared to the same period in 2010. Hotel operating margins for the quarter, on an adjusted basis, expanded by 200 basis points when $0.8 million of additional hotel management or franchisor costs (including hotel and revenue management fees, as well as compensation and other expenses, accounting and information technology expenses and royalty fees imposed by certain franchisors as a requirement of consent to the IPO) were applied to income from hotel operations during third quarter 2010.

Rebranded Hotels

The company continued the conversion/rebranding process of the 11 former Choice hotels. Third quarter 2011 revenues from the 11 rebranded hotels were $4.3 million, compared to $5.5 million in third quarter 2010. RevPAR was $45.80, down 21.4 percent, compared to the same 2010 period. RevPAR consisted of occupancy of 58.6 percent, down 17.6 percent, and ADR of $78.11, a decrease of 4.7 percent in comparison to third quarter 2010. Income from hotel operations was $0.9 million for the quarter resulting in hotel operating margins of 21.0 percent as compared to $1.8 million and 32.2 percent, respectively, in the comparable quarter of 2010. Hotel operating margins for the quarter, on an adjusted basis, contracted by 910 basis points when $0.1 million of additional hotel management or franchisor costs (including hotel and revenue management fees, as well as compensation and other expenses, accounting and information technology expenses and royalty fees imposed by certain franchisors as a requirement of consent to the IPO) were applied to income from hotel operations in the third quarter of 2010. During the quarter the company incurred one-time expenses such as guest room supplies, logoed items and linens in the amount of $0.2 million to convert the former Choice hotels to other brands. The company estimates that the disruption of the Choice rebranding affected 2011 third quarter FFO by approximately $1,030,000 or $0.03 per fully diluted common share.

Acquired Hotels

The results from the five hotels acquired during the second and third quarters of 2011 are as follows: For the third quarter, revenue was $4.0 million on RevPAR of $76.74. RevPAR reflected 74.7 percent occupancy and ADR of $102.79. Income from hotel operations was $1.4 million, equating to 34.9 percent hotel operating margins.

“We continue to work closely with our hotel management company to recover as quickly as possible from the unforeseen disruptions at the 11 rebranded hotels,” Hansen said. “The effects of the transition of hotel management that negatively affected hotel margins and earnings during the second quarter continued to affect the third quarter but at a significantly reduced rate,” he said. “We expect this to diminish in the fourth quarter. We’re encouraged that occupancy has remained stable as room rate increases. Our management companies are pushing rate as aggressively as they can in this difficult economic environment. Margins remain a primary focus, and we expect to see improvement as we continue our transition from a private to a public company.”

Nine-Month Summary

For the 2011 nine-month period, the company generated a 9.1 percent increase in revenues to $114.3 million, compared to $104.8 million earned by the company’s predecessor during the same 2010 nine-month period. Income from hotel operations was $34.9 million for the period.

The Hotel Operating Data section below contains additional information regarding the company’s operating performance.

Balance Sheet

The company had total outstanding debt of $257.6 million as of September 30, 2011. The weighted average interest rate was 5.10 percent for the 2011 third quarter. Of the total debt, $50.2 million was outstanding borrowings under the company’s $125 million senior secured revolving credit facility.

During the third quarter the company allocated $10.0 million toward capital investments. Cash and cash equivalents as of September 30, 2011 was $17.1 million. Shortly after the end of the third quarter, the company completed a preferred stock offering raising approximately $48.0 million after underwriting discounts and offering-related expenses. Net proceeds of the offering were used to reduce the outstanding balance on the company’s senior secured revolving credit facility. As of November 10, 2011 the company had $84.1 million available on its senior secured revolving credit facility. “The equity infusion from the preferred offering and cash on hand gives us considerable flexibility in our acquisition program,” said Stuart Becker, chief financial officer. “Our market for acquisitions remains quite robust. We have identified a substantial number and continue to see an influx of new opportunities.”

Capital Expenditures

The company continued its strategy of upgrading hotels with capital renovations to capture additional RevPAR as the industry outlook improves. During the third quarter, the company capitalized $10.0 million in improvements and completed renovations on two hotels. Renovation on one additional hotel was completed subsequent to the quarter end and work continues on six properties. The completion of work on these six hotels is anticipated by first quarter 2012. Additionally, brand conversion is now complete on ten of the former Choice hotels and completion of the remaining two is anticipated by second quarter 2012.

Debt Refinancing

On November 10, 2011, the company obtained a commitment from ING Investment Management, LLC (ING) to consolidate the company’s four outstanding loans with ING into a single 7-year term loan with a principal balance of $67.5 million, amortized over 20 years and bearing an annual interest rate of 6.1 percent. This loan is collateralized by first mortgages on 16 hotel properties containing an aggregate of 1,639 guestrooms. Terms of the refinancing have been agreed to by both parties and funding is expected to occur no later than March 23, 2012. Closing is subject to customary third party reports and finalizing documentation.

On September 30, 2011, the company refinanced its Bank of the Cascades loan of approximately $12.6 million with a new maturity date of September 30, 2021 and a fixed interest rate of 4.66 percent through September 29, 2016 and a fixed interest rate thereafter based on the then-current Federal Home Loan Bank of Seattle Intermediate/Long-Term Advances 5-year Fixed Rate plus 3.00%.

On August 12, 2011, the company modified approximately $30.3 million of loans with General Electric Capital Corp (GECC). These loans now bear an interest rate equal to 90-day LIBOR plus 3.50 percent.

The results of these changes will result in an average maturity of the company’s term mortgage debt of 5.3 years.

Dividends

On November 8, 2011, the company's Board of Directors declared a quarterly dividend of $0.1125 per share to common shareholders of record as of November 18, 2011, payable on November 30, 2011. The company’s 9.25% Series A Preferred Stock dividend will commence with the 2011 fourth quarter, payable on November 30, 2011 and will be in the amount of $0.20556 per share.

Outlook and Guidance

“The industry continues to recover, led by occupancy improvement,” Hansen said. “Room rates are strengthening in most of our markets. Our management company has successfully completed the transition process, and we are seeing benefits from economies of scale and marketing strength. The fourth quarter to date is in-line with our expectations. However, we are cautiously optimistic because of the fragile economy and continued high unemployment.”

“We continue to see excellent acquisition opportunities and our recent capital transactions will allow us to continue our strategy of acquiring premium select-service hotels at attractive prices. Because of the immediate negative effect to earnings as a result of dividend payments on the company’s recently completed preferred offering, we are adjusting our FFO estimate for the full-year 2011 from $0.72 - $0.77 to $0.71 - $0.74 per fully diluted share. This estimate anticipates that RevPAR for our 70 currently owned hotels will improve in the fourth quarter by 5 - 7 percent over the same period in 2010.”

The company does not undertake to update its forecasts due to any developments in the company’s business. Achievement of the anticipated results is subject to the risks disclosed in the company’s filings with the SEC. The company’s full year 2011 RevPAR reflects the ownership of 65 hotels since January 1, 2011 and the ownership of five hotels acquired between April and July 2011 from the respective dates of acquisition. In addition, the company’s guidance reflects management’s view of current market conditions, which is subject to change. It excludes potential future acquisitions and dispositions, which could result in a change in the company’s guidance.

Summit Hotel Properties, Inc and Summit Hotel Properties, LLC (Predecessor)
Hotel Operating Data
Schedule of Property Level Results
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Room Sales	41,482,931	36,935,600	112,022,768	102,874,263
Other Hotel Operating Income	846,774	664,897	2,302,943	1,938,680

Total Operating Revenue	42,329,705	37,600,497	114,325,711	104,812,943
Room Expenses	12,289,038	10,628,993	33,893,188	30,677,033
Direct Expenses	5,544,425	4,781,468	15,354,602	13,068,150
Property Taxes	1,768,576	1,828,947	5,470,647	5,522,590
Insurance	456,521	348,405	1,273,348	1,179,813
Management Expenses	1,347,824	789,155	3,293,803	2,400,136
Other Expenses	7,437,470	6,787,967	20,119,559	18,635,392
Total Hotel Operating Expenses	28,843,854	25,164,935	79,405,147	71,483,114
Income from Hotel Operations	13,485,851	12,435,562	34,920,564	33,329,829

Occupancy	70.11%	69.06%	66.53%	65.64%
Average Daily Rate	90.94	88.99	90.44	87.88
Room Revenue Par	63.76	61.45	60.17	57.68

Summit Hotel Properties, Inc and Summit Hotel Properties, LLC (Predecessor)
Same-Store Hotels (54 Hotels)
Schedule of Property Level Results
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Room Sales	33,469,863	31,593,395	94,320,783	88,484,437
Other Hotel Operating Income	531,840	535,633	1,648,868	1,548,362

Total Operating Revenue	34,001,703	32,129,028	95,969,651	90,032,799
Room Expenses	9,495,381	8,992,667	27,327,598	25,912,158
Direct Expenses	4,292,470	4,061,309	12,450,323	11,038,746
Property Taxes	1,346,979	1,528,637	4,369,193	4,567,066
Insurance	350,029	297,580	1,030,004	1,008,036
Management Expenses	1,089,581	675,011	2,724,682	2,064,501
Other Expenses	6,247,511	5,898,910	17,572,267	16,272,288
Total Hotel Operating Expenses	22,821,951	21,454,114	65,474,068	60,862,794
Income from Hotel Operations	11,179,751	10,674,913	30,495,583	29,170,004

Occupancy	71.73%	68.69%	68.12%	65.32%
Average Daily Rate	91.62	90.30	91.61	89.62
Room Revenue Par	65.72	62.02	62.40	58.54

Same-Store Seasoned (39 Hotels)
Occupancy	69.63%	68.75%	67.02%	66.51%
Average Daily Rate	88.99	89.07	90.56	89.20
Room Revenue Par	61.97	61.23	60.69	59.33

Same-Store Unseasoned (15 Hotels)
Occupancy	75.82%	68.57%	70.26%	62.99%
Average Daily Rate	96.34	92.69	93.58	90.48
Room Revenue Par	73.04	63.56	65.75	56.99

Summit Hotel Properties, Inc and Summit Hotel Properties, LLC (Predecessor)
Rebranded Hotels (11 Hotels)
Schedule of Property Level Results
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Room Sales	4,196,624	5,342,205	11,784,864	14,389,825
Other Hotel Operating Income	102,121	129,265	348,956	390,320

Total Operating Revenue	4,305,745	5,471,470	12,133,820	14,780,145
Room Expenses	1,652,783	1,636,326	4,766,589	4,764,875
Direct Expenses	750,949	720,159	2,168,703	2,029,404
Property Taxes	292,881	300,310	914,989	955,525
Insurance	58,233	50,825	179,149	171,776
Management Expenses	132,997	114,145	373,075	335,635
Other Expenses	514,979	889,057	1,501,200	2,363,104
Total Hotel Operating Expenses	3,402,822	3,710,821	9,903,705	10,620,320
Income from Hotel Operations	902,923	1,760,649	2,230,115	4,159,825

Occupancy	58.63%	71.11%	55.43%	67.43%
Average Daily Rate	78.11	81.99	78.19	78.48
Room Revenue Par	45.80	58.30	43.34	52.92

Summit Hotel Properties, Inc and Summit Hotel Properties, LLC (Predecessor)
Acquisitions (5 Hotels)
Schedule of Property Level Results
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Room Sales	3,816,445	0	5,917,121	0
Other Hotel Operating Income	205,813	0	305,118	0

Total Operating Revenue	4,022,258	0	6,222,239	0
Room Expenses	1,140,874	0	1,799,001	0
Direct Expenses	501,006	0	735,575	0
Property Taxes	128,717	0	186,465	0
Insurance	48,259	0	64,195	0
Management Expenses	125,246	0	196,046	0
Other Expenses	674,980	0	1,046,092	0
Total Hotel Operating Expenses	2,619,081	0	4,027,374	0
Income from Hotel Operations	1,403,177	0	2,194,866	0

Occupancy	74.65%	.0%	74.35%	.0%
Average Daily Rate	102.79	0.00	101.49	0.00
Room Revenue Par	76.74	0.00	75.46	0.00

Earnings Call

The company will host a conference call to discuss its third quarter results on Friday, November 11, 2011, at 9:00 a.m. Eastern Time. To participate in the live call, investors are invited to dial 1-866-800-8649. The participant pass code is 85830404. A live webcast of the call will be available at the investor relations section of the company's website, www.shpreit.com. A replay of the webcast also will be archived on the website for 90 days. A replay of the conference call will be available by telephone until 11/18/2011 by dialing 1-888-286-8010, pass code 85347056.

Non-GAAP Financial Measures

FFO and AFFO

As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because our FFO excludes depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the affect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in a manner which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. For instance, the depreciation and amortization that we utilize to calculate FFO includes real estate depreciation, financing costs amortization and initial franchise fee amortization. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. We further adjust FFO for certain additional items that are not included in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs and certain other nonrecurring expenses. We believe that Adjusted FFO, or AFFO, provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. FFO should not be considered as an alternative measure of our net income (loss) or operating performance. FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Attached we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss).

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. We further adjust EBITDA for certain additional items such as hotel transaction and pursuit costs and other non-recurring expenses. Although we believe that EBITDA and adjusted EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Attached we include a quantitative reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss).

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused primarily on acquiring and owning premium-branded limited-service and select-service hotels in the upscale and upper midscale segments of the lodging industry. As of September 30, 2011, the company’s portfolio consisted of 70 hotels with a total of 7,100 guestrooms located in 19 states. Additional information about Summit may be found at the company’s website, www.shpreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the company’s revenues and expenses, or other financial items; descriptions of the company’s plans or objectives for future operations, acquisitions or services; forecasts of the company’s future economic performance and potential increases in average daily rate, occupancy, RevPAR and room supply and demand; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the company and many of which are beyond the company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q. Unless legally required, the company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q. The company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the company’s expectations.

Summit Hotel Properties, Inc. and Summit Hotel Properties, LLC (Predecessor)
Condensed Consolidated Balance Sheets (unaudited)
September 30, 2011 and December 31, 2010

		Summit Hotel
	Summit Hotel	Properties, LLC
	Properties, Inc.	(Predecessor)
	2011	2010
ASSETS

Cash and cash equivalents	$17,118,080	$7,977,418
Restricted cash	1,529,487	1,933,268
Trade receivables	5,478,840	2,665,076
Receivable due from affiliate	-	4,620,059
Prepaid expenses and other	2,233,465	1,738,645
Land held for development	20,294,973	20,294,973
Property and equipment, net	493,902,474	445,715,804
Deferred charges and other assets, net	9,032,280	4,051,295
Other assets	3,581,178	4,011,992
TOTAL ASSETS	$553,170,777	$493,008,530

LIABILITIES AND EQUITY

LIABILITIES
Accounts payable	$899,535	$864,560
Related party accounts payable	-	771,066
Accrued expenses	15,408,319	11,092,131
Mortgages and notes payable	257,591,082	420,437,207
TOTAL LIABILITIES	273,898,936	433,164,964

COMMITMENTS AND CONTINGENCIES

EQUITY
Members' equity	-	61,468,029
Common stock, $.01 par value per share, 450,000,000 shares authorized, 27,278,000 issued and outstanding as of September 30, 2011	272,780	-
Additional paid-in capital	240,921,363	-
Accumulated deficit and distributions	(5,311,755)	-
Total stockholders' equity	235,882,388	61,468,029
Noncontrolling interest	43,389,453	(1,624,463)
TOTAL EQUITY	279,271,841	59,843,566

TOTAL LIABILITIES AND EQUITY	$553,170,777	$493,008,530

Summit Hotel Properties, Inc. and Summit Hotel Properties, LLC (Predecessor)
Condensed Consolidated Statements of Operations (unaudited)
For the three and nine months ended September 30, 2011 and 2010

		Summit Hotel
	Summit Hotel	Properties, LLC	Summit Hotel	Summit Hotel Properties, LLC
	Properties, Inc.	(Predecessor)	Properties, Inc.	(Predecessor)

			Period 2/14/11	Period 1/1/11
	Three Months	Three Months	through	through	Nine Months
	Ended 9/30/11	Ended 9/30/10	9/30/11	2/13/11	Ended 9/30/10

REVENUES
Room revenues	$41,482,931	$36,935,600	$97,754,726	$14,268,042	$102,874,263
Other hotel operations revenues	846,774	664,897	1,972,692	330,251	1,938,680
Total Revenue	42,329,705	37,600,497	99,727,418	14,598,293	104,812,943

EXPENSES
Hotel operating expenses
Rooms	12,289,038	10,628,993	28,932,738	4,960,450	30,677,033
Other direct	5,544,425	4,781,468	12,696,842	2,657,760	13,068,150
Other indirect	10,766,957	9,596,484	24,880,526	4,686,274	27,277,580
Other	243,434	157,990	517,519	73,038	460,351
Total hotel operating expenses	28,843,854	25,164,935	67,027,625	12,377,522	71,483,114
Depreciation and amortization	8,391,915	6,805,779	18,640,738	3,429,216	20,327,601
Corporate general and administrative:
Salaries and other compensation	739,843	-	1,853,875	-	-
Other	625,609	-	2,127,420	-	-
Equity based compensation	51,201	-	353,685	-	-
Hotel property acquisition costs	181,892	73,836	181,892	-	130,355
Total Expenses	38,834,314	32,044,550	90,185,235	15,806,738	91,941,070

INCOME (LOSS) FROM OPERATIONS	3,495,391	5,555,947	9,542,183	(1,208,445)	12,871,873

OTHER INCOME (EXPENSE)
Interest income	553	12,055	14,780	7,139	35,614
Interest expense	(3,456,335)	(6,818,469)	(9,975,104)	(4,666,216)	(19,519,570)
Gain (loss) on disposal of assets	-	(334)	(36,031)	-	(39,723)
Total Other Income (Expense)	(3,455,782)	(6,806,748)	(9,996,355)	(4,659,077)	(19,523,679)

INCOME (LOSS) FROM CONTINUING OPERATIONS	39,609	(1,250,801)	(454,172)	(5,867,522)	(6,651,806)

INCOME TAX EXPENSE	1,813	(45,000)	(514,666)	(339,034)	(273,185)

NET INCOME (LOSS)	41,422	(1,295,801)	(968,838)	(6,206,556)	(6,924,991)

NET INCOME (LOSS) ALLOCATED TO NONCONTROLLING INTEREST	11,184	-	(261,586)	-	-

NET INCOME (LOSS) ALLOCATED TO COMMON STOCKHOLDERS	$30,238	$(1,295,801)	$(707,252)	$(6,206,556)	$(6,924,991)

Net income (loss) per share:
Basic and diluted	$0.00		$(0.03)
Weighted-average common shares outstanding:
Basic and diluted	27,278,000		27,278,000

Summit Hotel Properties, Inc. and Summit Hotel Properties, LLC (Predecessor)
Combined Statement of Operations (unaudited)
For the three and nine months ended September 30, 2011 and 2010

		Summit Hotel		Summit Hotel				Normalized	Summit Hotel
	Summit Hotel	Properties, LLC	Summit Hotel	Properties, LLC	Company &	Adjustments		Company &	Properties, LLC
	Properties, Inc.	(Predecessor)	Properties, Inc.	(Predecessor)	Predecessor	(Normalization)		Predecessor	(Predecessor)

	Three Months	Three Months	Period 2/14/11	Period 1/1/11	Nine Months	Nine Months		Nine Months	Nine Months
	Ended 9/30/11	Ended 9/30/10	through 9/30/11	through 2/13/11	Ended 9/30/11	Ended 9/30/11		Ended 9/30/11	Ended 9/30/10

REVENUES
Room revenues	$41,482,931	$36,935,600	$97,754,726	$14,268,042	$112,022,768			$112,022,768	$102,874,263
Other hotel operations revenues	846,774	664,897	1,972,692	330,251	2,302,943			2,302,943	1,938,680
Total Revenue	42,329,705	37,600,497	99,727,418	14,598,293	114,325,711			114,325,711	104,812,943

EXPENSES
Hotel operating expenses
Rooms	12,289,038	10,628,993	28,932,738	4,960,450	33,893,188			33,893,188	30,677,033
Other direct	5,544,425	4,781,468	12,696,842	2,657,760	15,354,602	(270,000)	(1)	15,084,602	13,068,150
Other indirect	10,766,957	9,596,484	24,880,526	4,686,274	29,566,800	(440,000)	(2)	29,126,800	27,277,580
Other	243,434	157,990	517,519	73,038	590,557			590,557	460,351
Total hotel operating expenses	28,843,854	25,164,935	67,027,625	12,377,522	79,405,147	(710,000)		78,695,147	71,483,114
Depreciation and amortization	8,391,915	6,805,779	18,640,738	3,429,216	22,069,954			22,069,954	20,327,601
Corporate general and administrative:
Salaries and other compensation	739,843	-	1,853,875	-	1,853,875			1,853,875	-
Other	625,609	-	2,127,420	-	2,127,420	(476,000)	(3)	1,651,420	-
Equity based compensation	51,201	-	353,685	-	353,685			353,685	-
Hotel property acquisition costs	181,892	73,836	181,892	-	181,892			181,892	130,355
Total Expenses	38,834,314	32,044,550	90,185,235	15,806,738	105,991,973	(1,186,000)		104,805,973	91,941,070

INCOME (LOSS) FROM OPERATIONS	3,495,391	5,555,947	9,542,183	(1,208,445)	8,333,738	1,186,000		9,519,738	12,871,873

OTHER INCOME (EXPENSE)
Interest income	553	12,055	14,780	7,139	21,919			21,919	35,614
Interest expense	(3,456,335)	(6,818,469)	(9,975,104)	(4,666,216)	(14,641,320)	5,600,000	(4)	(9,041,320)	(19,519,570)
Gain (loss) on disposal of assets	-	(334)	(36,031)	-	(36,031)			(36,031)	(39,723)
Total Other Income (Expense)	(3,455,782)	(6,806,748)	(9,996,355)	(4,659,077)	(14,655,432)	5,600,000		(9,055,432)	(19,523,679)

INCOME (LOSS) FROM CONTINUING OPERATIONS	39,609	(1,250,801)	(454,172)	(5,867,522)	(6,321,694)	6,786,000		464,306	(6,651,806)

INCOME TAX EXPENSE	1,813	(45,000)	(514,666)	(339,034)	(853,700)	339,000	(5)	(514,700)	(273,185)

NET INCOME (LOSS)	41,422	(1,295,801)	(968,838)	(6,206,556)	(7,175,394)	7,125,000		(50,394)	(6,924,991)

NET INCOME (LOSS) ALLOCATED TO NONCONTROLLING INTEREST	11,184	-	(261,586)	-	(261,586)	1,923,750		1,662,164	-

NET INCOME (LOSS) ALLOCATED TO COMMON STOCKHOLDERS	$30,238	$(1,295,801)	$(707,252)	$(6,206,556)	$(6,913,808)	5,201,250		$(1,712,558)	$(6,924,991)

Net Income (Loss)	41,422	(1,295,801)	(968,838)	(6,206,556)	(7,175,394)			(50,394)	(6,924,991)
Depreciation and Amortization	8,391,915	6,805,779	18,640,738	3,429,216	22,069,954			22,069,954	20,327,601
FUNDS FROM OPERATIONS	8,433,337	5,509,978	17,671,900	(2,777,340)	14,894,560			22,019,560	13,402,610

FFO per share and unit outstanding (37,378,000)	$0.23	$0.15	$0.47	$(0.07)	$0.40			$0.59	$0.36

Hotel property acquisition costs	181,892	73,836	181,892	-	181,892			181,892	130,355
FUNDS FROM OPERATIONS (ADJUSTED)	8,615,229	5,583,814	17,853,792	(2,777,340)	15,076,452			22,201,452	13,532,965

AFFO per share and unit outstanding (37,378,000)	$0.23	$0.15	$0.48	$(0.07)	$0.40			$0.59	$0.36

Net Income (Loss)	41,422	(1,295,801)	(968,838)	(6,206,556)	(7,175,394)			(50,394)	(6,924,991)
Depreciation and Amortization	8,391,915	6,805,779	18,640,738	3,429,216	22,069,954			22,069,954	20,327,601
Interest expense	3,456,335	6,818,469	9,975,104	4,666,216	14,641,320			9,041,320	19,519,570
Interest income	(553)	(12,055)	(14,780)	(7,139)	(21,919)			(21,919)	(35,614)
Income taxes	(1,813)	45,000	514,666	339,034	853,700			514,700	273,185
EBITDA	11,887,306	12,361,392	28,146,890	2,220,771	30,367,661			31,553,661	33,159,751

Hotel property acquisition costs	181,892	73,836	181,892	-	181,892			181,892	130,355
EBITDA (ADJUSTED)	12,069,198	12,435,228	28,328,782	2,220,771	30,549,553			31,735,553	33,290,106

Net Income (Loss)	41,422	(1,295,801)	(968,838)	(6,206,556)	(7,175,394)			(50,394)	(6,924,991)
Depreciation and Amortization	8,391,915	6,805,779	18,640,738	3,429,216	22,069,954			22,069,954	20,327,601
Interest expense	3,456,335	6,818,469	9,975,104	4,666,216	14,641,320			9,041,320	19,519,570
Interest income	(553)	(12,055)	(14,780)	(7,139)	(21,919)			(21,919)	(35,614)
Income taxes	(1,813)	45,000	514,666	339,034	853,700			514,700	273,185
Corporate general and administrative	1,416,653	-	4,334,980	-	4,334,980			3,858,980	-
Hotel property acquisition costs	181,892	73,836	181,892	-	181,892			181,892	130,355
Gain (loss) on disposal of assets	-	334	36,031	-	36,031			36,031	39,723
HOTEL EBITDA	13,485,851	12,435,562	32,699,793	2,220,771	34,920,564			35,630,564	33,329,829

(1) Additional accrual of Utilities due to the transition to Interstate Hotels & Resorts as property manager
(2) Additional accrual of Travel Agent Commissions and Management Expenses due to the transition to Interstate Hotels & Resorts as property manager
(3) $476,000 are related to one-time or precedessor expenses, such as bonuses and audit expenses related to 2010 operations and directors' stock expense
(4) Additional interest expense due to the timing of debt paydowns and fees associated with debt distinguishment
(5) State income tax expense related to Predecessor

CONTACT:
(Media)
Daly Gray Public Relations
Jerry Daly, Carol McCune
703-435-6293
jerry@dalygray.com
or
(Investors)
Summit Hotel Properties, Inc.
Dan Boyum – VP of Investor Relations
605-782-2015
dboyum@shpreit.com